UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 28, 2008
LAND O’LAKES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	333-84486	41-0365145

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4001 Lexington Avenue North Arden Hills, Minnesota		55126

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (651) 481-2222
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b)).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE/ELECTION OF DIRECTORS
     At a meeting held on February 28, 2008, Land O’Lakes, Inc., a Minnesota cooperative corporation (the “Company”), announced the election of the following directors to its Board:
     Mr. Mark Clark was elected to represent Dairy Region 65. Mr. Clark, along with his family, milks 370 Holstein cows and farms 600 acres of alfalfa and corn on the family’s farm in southeast Minnesota. Mr. Clark, whose term runs until February 2012, replaces former Director, Lynn Boadwine.
     Mr. Dave Andresen was elected to represent Ag Region 5. Mr. Andresen is the General Manager of 4 Seasons Cooperative, a full service cooperative for inputs and outputs of agronomy, grain and petroleum, located in Britton, South Dakota. Mr. Andresen is also a board member of FCStone, Inc. (FCSX) a publicly traded company. Mr. Andresen, whose term runs until February 2012, replaces former Director, Art Perdue.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LAND O’LAKES, INC.
Date: March 3, 2008	/s/ Daniel Knutson
Daniel Knutson
Senior Vice President & Chief Financial Officer